                                                                           EX-99

                          CHURCHILL DOWNS INCORPORATED
               SECOND AMENDED AND RESTATED 1997 STOCK OPTION PLAN

          1. PURPOSE. The purpose of the Churchill Downs Incorporated 1997 Stock Option Plan is to promote Company's interests by affording an incentive to key employees to remain in the employ of Company and its Subsidiaries and to use their best efforts on its behalf; and further to aid Company and its Subsidiaries in attracting, maintaining, and developing capable personnel of a caliber required to ensure the continued success of Company and its Subsidiaries by means of an offer to such persons of an opportunity to acquire or increase their proprietary interest in Company through the granting of incentive stock options and nonstatutory stock options to purchase Company's stock pursuant to the terms of the Plan and related stock appreciation rights.

         2.       DEFINITIONS.

                  A. "BOARD"  means Company's Board of Directors.

                  B. "CHANGE IN CONTROL" means: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of Company (in one transaction or in a series of related transactions) to a person that is not controlled by Company, (b) the approval by Company shareholders of any plan or proposal for the liquidation or dissolution of Company, or (c) a change in control of Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, whether or not Company is then subject to such reporting requirement; provided, however, that, without limitation, such a change in control shall be deemed to have occurred at such time as (i) any Person becomes after the date this Plan is approved or ratified by Company's shareholders the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 30% or more of the combined voting power of Company's outstanding securities ordinarily having the right to vote at elections of directors, or
(ii) individuals who constitute the board of directors of Company on the date this Plan is approved or ratified by Company's shareholders cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by Company's shareholders, was approved by a vote of at least a majority of the directors comprising or deemed pursuant hereto to comprise the Board on the date this Plan is approved or ratified by Company's shareholders (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director) shall be, for purposes of this clause
(ii) considered as though such person were a member of the Board on the date this Plan is approved or ratified by Company's shareholders.

                  C. "CODE" means the Internal Revenue Code of 1986, as amended.

                  D. "COMMITTEE" means the committee appointed by the Board to administer the Plan pursuant to Section 4.

                  E. "COMMON STOCK" means Company's common stock, no par value, or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 11.

                  F. "COMPANY" means Churchill Downs Incorporated, a Kentucky corporation, with its principal place of business at 700 Central Avenue, Louisville, Kentucky 40208.

                  G. "DISABILITY" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and that renders Optionee unable to engage in any substantial gainful activity. An Optionee shall not be considered to have a Disability unless Optionee furnishes proof of the existence thereof in such form and manner, and at such time, as the Committee may require.

                  H. "ISO" means an option to purchase Common Stock that at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

                  I. "NSO" means a nonstatutory stock option to purchase Common Stock that at the time the option is granted does not qualify as an ISO.

                  J. "OPTION PRICE" means the price to be paid for Common Stock upon the exercise of an option, in accordance with Section 6.E.

                  K. "OPTIONEE" means a key employee to whom an option has been granted under the Plan.

                  L. "OPTIONEE'S REPRESENTATIVE" means the personal representative of Optionee's estate, and after final settlement of Optionee's estate, the successor or successors entitled thereto by law.

                  M. "PLAN" means the Churchill Downs Incorporated 1997 Stock Option Plan as set forth herein, and as amended from time to time.

                  N. "SAR" means a stock appreciation right described in Section 7.

                  O. "SUBSIDIARY" means any corporation that at the time an option is granted under the Plan qualifies as a subsidiary of Company as defined by Code

Section 424(f).

                  P. "SUCCESSOR"   means  the  entity  surviving  a  merger  or
consolidation with Company, or the entity that acquires all or a substantial portion of Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

                  Q. "TEN PERCENT SHAREHOLDER" means an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company or Subsidiary employing Optionee or of its parent (within the meaning of Code Section 424(e)) or Subsidiary corporation.

         3.       SHARES SUBJECT TO PLAN.

                  A. AUTHORIZED  UNISSUED  SHARES.  Subject to the provisions of
Section 11, shares to be delivered upon exercise of options granted under the Plan shall be made available, at the discretion of the Board, from the authorized unissued shares of Common Stock.

                  B. AGGREGATE NUMBER OF SHARES. Subject to adjustments and substitutions made pursuant to Section 11, the aggregate number of shares that may be issued upon exercise of all options that may be granted under the Plan shall not exceed six hundred thousand (600,000) of Company's authorized shares of Common Stock.

                  C. SHARES SUBJECT TO EXPIRED OPTIONS. If an option is canceled, expires or terminates for any reason without having been exercised in full, the shares of Common Stock subject to, but not delivered under, such option shall become available for any lawful corporate purpose, including for transfer pursuant to other options granted to the same key employee or other key employees without decreasing the aggregate number of shares of Common Stock that may be granted under the Plan.

         4.       PLAN  ADMINISTRATION.  The Plan  shall  be  administered  by a
Board committee consisting of not fewer than two (2) directors who are not officers or employees of Company or a parent or subsidiary company and who receive no compensation from Company in any capacity other than as a director (except for amounts for which disclosure is not required under federal securities law). The Committee shall have full power and authority to construe, interpret, and administer the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems proper and in Company's best interests. Subject to the terms, provisions and conditions of the Plan, the Committee shall have exclusive jurisdiction: [i] to determine the key employees to whom awards shall be granted; [ii] to determine the times at which awards shall be granted; [iii] to determine the form, amount, and manner of exercise of awards; [iv] to grant any combination of ISOs, NSOs and SARs; [v] to determine the limitations, restrictions and conditions applicable to awards; [vi] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent  with the  terms  of the  Plan;  and  [vii] to  determine  all  other questions relating to the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services performed by such employees, their present and potential contributions to the success of Company or a Subsidiary and such other factors as the Committee in its discretion shall deem relevant. The interpretation of any provision of the Plan by the Committee shall be final, conclusive, and binding upon all persons and the officers of Company shall place into effect and shall cause Company to perform its obligations under the Plan in accordance with the determinations of the Committee in administering the Plan.

         5. ELIGIBILITY. Key employees of Company and its Subsidiaries shall be eligible to receive options under the Plan. Key employees to whom options may be granted under the Plan will be those selected by the Committee from time to time who, in the sole discretion of the Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of Company and its Subsidiaries.

         6. TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Plan shall be evidenced by an option agreement signed by Optionee and by a member of the Committee on behalf of Company. An option agreement shall constitute a binding contract between Company and Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Committee may deem appropriate.

                  A. $100,000 ISO LIMITATION. The aggregate fair market value (determined as of the date an option is granted) of the Common Stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of Optionee's employer corporation and its parent (within the meaning of Code Section 424(e)) or subsidiary (within the meaning of Code Section
424(f)) corporation shall not exceed $100,000. Options in excess of this limitation shall constitute NSOs.

                  B. OPTION PERIOD. Each option agreement shall specify the period during which the option is exercisable. The Committee may extend the period; provided, however, that the period may not be extended without Optionee's consent if the extension would disqualify the option as an ISO. In no case shall such period, including extensions, exceed ten (10) years from the date of grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five
(5) years from the date of grant.

                  C. OPTION VESTING. No part of any option may be exercised until Optionee has been employed by Company or a Subsidiary for such period, which shall be no less than one (1) year, after the date on which the option is granted as the Committee may specify in the option agreement. The option agreement may provide for exercisability in installments.

                  D. ACCELERATION OF OPTION VESTING. The Committee may provide that the exercise dates of outstanding options shall accelerate and become exercisable on or after the date of a Change in Control or termination of Optionee's employment due to death and/or Disability on such terms and conditions deemed appropriate by the Committee and set forth in the option agreement.

                  E. OPTION PRICE. The Option Price per share of Common Stock shall be determined by the Committee at the time an option is granted. The Option Price for ISOs shall be not less than fair market value, or in the case of an ISO granted to a Ten Percent Shareholder one hundred ten percent (110%) of the fair market value, at date of grant. The fair market value of Common Stock shall be the closing high bid quotation for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System, on the business day immediately preceding the date of grant. The Option Price shall be subject to adjustments in accordance with the provisions of Section 11.

                  F. OPTION EXPIRATION. An option shall expire, and cease to be exercisable, at the earliest of the following times:

                     [1]    ten (10) years after the date of grant; or

                     [2]    in the case of an ISO  granted  to a Ten  Percent
         Shareholder, five (5) years after the date of grant; or

                     [3]    in the  case  of  both  an ISO  and  NSO,  unless
         provided otherwise in the option agreement solely with respect to an NSO, five (5) years after termination of employment with Company or a Subsidiary because of Optionee's retirement in accordance with the terms of Company's tax-qualified retirement plans or with the consent of the Committee; or

                     [4]    two (2) years after termination of employment with
         Company or a Subsidiary because of Optionee's death or Disability; or

                     [5]    the   earlier   of:   [i]  date  of   Optionee's
         termination of employment with Company or a Subsidiary for any reason other than death, Disability or retirement; or [ii] the date on which written notice of such employment termination is delivered by Company to Optionee; or

                     [6]    any earlier  time set by the grant as provided in
         the option agreement.

                  G. EXERCISE BY OPTIONEE'S ESTATE. Upon Optionee's death, options may be exercised, to the extent exercisable by Optionee on the date of Optionee's death, by Optionee's Representative at any time before expiration of said options.

                  H. LEAVES OF ABSENCE. The Committee may, in its discretion, treat all or any portion of a period during which an Optionee is on military or an approved leave of absence as a period of employment with Company or Subsidiary for purposes of accrual of rights under the Plan. Notwithstanding the foregoing, in the case of an ISO, if the leave exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, Optionee's employment shall be deemed to have terminated on the 91st day of the leave.

                  I. PAYMENT OF OPTION PRICE. Each option shall provide that the Option Price shall be paid to Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Common Stock already owned by Optionee having a total fair market value, as determined by the Committee, equal to the Option Price, or a combination of cash and Common Stock having a total fair market value, as determined by the Committee, equal to the Option Price.

                  J. MANNER OF EXERCISE. To exercise an option, Optionee shall deliver to Company, or to a broker-dealer in the Common Stock with the original copy to Company, the following: [i] seven (7) days' prior written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by Optionee, or the broker-dealer, for such shares in cash, or if the Committee in its discretion agrees to so accept, by delivery to Company of other Common Stock owned by Optionee, or in some combination of cash and such Common Stock acceptable to the Committee. At the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of Company, a certificate or certificates for the Common Stock. If Optionee fails to accept delivery of the Common Stock, Optionee's right to exercise the applicable portion of the option shall terminate. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with Section 6.E, on the business day preceding the day written notice of exercise is delivered to Company. Options may be exercised in whole or in part at such times as the Committee may prescribe in the applicable option agreement.

                  K. CANCELLATION OF SARS. The exercise of an option shall cancel a proportionate number, if any, of SARs included in such option.

                  L. EXERCISES CAUSING LOSS OF COMPENSATION DEDUCTION. No part of an option may be exercised to the extent the exercise would cause Optionee to have compensation from Company and its affiliated companies for any year in excess of $1 million and that is nondeductible by Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of Company's or its affiliated companies' compensation tax deduction, provided such exercise occurs before the option expires, and otherwise complies with the terms and conditions of the Plan and option agreement.


                  M. ISOS. Each option agreement that provides for the grant of an ISO shall contain provisions deemed necessary or desirable by the Committee to qualify such option as an ISO.

         7.       STOCK APPRECIATION RIGHTS.

                  A. FORM OF AWARD. The Committee may include an SAR in any ISO or NSO granted under the Plan, either at the time of grant or thereafter while the option is outstanding; provided that no SAR may be awarded with respect to an outstanding ISO without the Optionee's consent to the extent the award would disqualify the option as an ISO. SARs shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Committee shall determine.

                  B. EXERCISE OF SAR/CANCELLATION OF OPTION. An SAR shall entitle the Optionee to surrender to Company for cancellation the unexercised option, or portion thereof, to which it is related, and to receive from Company in exchange therefor, at the discretion of the Committee, either: [i] a cash payment equal to the excess of the fair market value of the Common Stock subject to the option or portion thereof so surrendered over the aggregate Option Price for the shares; or [ii] delivery to Optionee of Common Stock with a fair market value equal to such excess, or [iii] a combination of cash and Common Stock with a combined value equal to such excess. The value of the Common Stock shall be determined by the Committee in accordance with Section 6.E on the day immediately preceding the day written notice of exercise of the SAR is delivered to Company. The exercise procedures provided by Section 6.J shall apply to the exercise of an SAR to the extent applicable.

                  C. LIMITATIONS. An SAR shall be exercisable only to the extent the option to which is relates is exercisable and shall be exercisable only for such period as the Committee may provide in the option agreement (which period may expire before, but not later than, the expiration date of the option). Notwithstanding the preceding sentence, an SAR is exercisable only when the fair market value of a share of Common Stock exceeds the Option Price for the share.

         8. INVESTMENT REPRESENTATION. Each option agreement may provide that, upon demand by the Committee for such a representation, Optionee or Optionee's Representative shall deliver to the Committee at the time of exercise a written representation that the shares to be acquired upon exercise of an option or SAR are to be acquired for investment and not for resale or distribution. Upon such demand, delivery of such representation before delivery of Common Stock shall be a condition precedent to the right of Optionee or Optionee's Representative to purchase Common Stock.

         9. TAX WITHHOLDING. Company shall have the right to: [i] withhold from any payment due to Optionee or Optionee's Representative; or [ii] require Optionee or Optionee's Representative to remit to Company; or [iii] retain Common Stock otherwise deliverable to Optionee or Optionee's Representative, in an amount sufficient to satisfy applicable tax withholding requirements resulting from the grant or exercise an option or SAR or disqualifying disposition of Common Stock acquired pursuant to the Plan.

         10. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options and SARs and the obligation of Company to sell and deliver shares under such options and SARs, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which Company shall, in its sole discretion, determines to be necessary or advisable.

         11.      CAPITAL ADJUSTMENTS AND MERGERS AND CONSOLIDATIONS.

                  A. CAPITAL ADJUSTMENTS. In the event of a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under an option or SAR shall be automatically adjusted to take into account such capital adjustment. The price of any share under an option or SAR shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of such option or SAR.

                  B. MERGERS AND CONSOLIDATIONS. In the event Company merges or consolidates with another entity, or all or a substantial portion of Company's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Successor, the kind of shares of Common Stock that shall be subject to the Plan and to each outstanding option and SAR shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Company's Common Stock, of the Successor, and the number of shares subject to the option and SAR and the purchase price per share upon exercise of the option or SAR shall be correspondingly adjusted, so that each Optionee shall have the right to purchase [a] that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Common Stock of Company theretofore subject to Optionee's option and SAR, [b] for a purchase price per share that, when multiplied by the number of shares of common stock of the Successor subject to the option and SAR, shall equal the aggregate exercise price at which Optionee could have acquired all of the shares of Common Stock of Company theretofore optioned to Optionee. Conversion of an ISO shall be done in a manner to comply with Code Section 424 and the regulations thereunder so the conversion does not disqualify the option as an ISO.

                  C. NO EFFECT ON COMPANY'S RIGHTS. The granting of an option or SAR pursuant to the Plan shall not affect in any way the right and power of Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

         12. TRANSFERABILITY. Options and SAR granted under the Plan may not be transferred by Optionee other than by will or the laws of descent and distribution and during the lifetime of Optionee, may be exercised only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option or SAR, or levy or attachment or similar process not specifically permitted herein, shall be null and void and without effect.

         13.      NO   RIGHTS  AS  SHAREHOLDER.   No  Optionee  or   Optionee's
Representative shall have any rights as a shareholder with respect to Common Stock subject to an option or SAR before the date of transfer to the Optionee of a certificate for such shares.

         14. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither the Plan nor any award under the Plan shall confer upon any Optionee any right with respect to continuance of employment by Company or Subsidiary nor interfere with the right of Company or Subsidiary to terminate the Optionee's employment.

         15. AMENDMENT, SUSPENSION, OR TERMINATION. The Board may amend, suspend or terminate the Plan at any time and in any respect that it deems to be in Company's best interests, except that, without approval by shareholders of Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of Company's shareholders, no amendment shall be made that would: [i] change the aggregate number of shares of Common Stock which may be delivered under the Plan, except as provided in Section 11; or [ii] change the employees or class of employees eligible to receive ISOs; or [iii]
require   shareholder   approval  under  federal  or  state securities laws.

         16. EFFECTIVE DATE, TERM AND APPROVAL. The effective date of the Plan is November 20, 1997 (the date of Board adoption of the Plan), subject to approval by stockholders of Company holding not less than a majority of the shares present and voting at its 1998 annual meeting on June 18, 1998. The Plan shall terminate ten (10) years after the effective date of the Plan and no options may be granted under the Plan after such time, but options granted prior thereto may be exercised in accordance with their terms.

         17. SEVERABILITY. The invalidity or unenforceability of any provision of the Plan or any option or SAR granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options and SARs granted hereunder. The invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options SARs granted hereunder.

         18. GOVERNING LAW. The Plan shall be governed by the laws of the Commonwealth of Kentucky.

         Dated this 22nd day of June, 2000, but effective as of March 16, 2000.

                                     CHURCHILL DOWNS INCORPORATED



                                     By:   /S/ THOMAS H. MEEKER
                                           President and Chief Executive Officer